[Letterhead of Gumbiner Savett, Inc.]

November 27, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4 included in the Form 8-K dated October 22, 2012 of Preventia, Inc. to be filed with the Securities and Exchange Commission.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/Gumbiner Savett, Inc.

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Gumbiner Savett, Inc.

Santa Monica, California